- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        AMERICAN CONSUMER PRODUCTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        AMERICAN CONSUMER PRODUCTS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         ___________________________________________________________________
     (2) Aggregate number of securities to which transaction applies:
         ___________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _______________________________
     (4) Proposed maximum aggregate value of transaction: __________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid: ___________________________________________
     (2) Form, schedule or registration statement no.: _____________________
     (3) Filing party: _____________________________________________________
     (4) Date filed: _______________________________________________________

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

                        AMERICAN CONSUMER PRODUCTS, INC.

Dear Fellow Stockholders:

     The Board of Directors joins me in extending to you a cordial invitation to attend the 1995 Annual Meeting of the Stockholders of ACPI, to be held at the Cleveland Marriott East, 3663 Park East Drive (I-271 at Chagrin Blvd.), Beachwood, Ohio 44122 at 9:00 a.m., on Thursday, May 4, 1995.

     At the meeting, action will be taken on the matters described in the Secretary's formal notice of the meeting and the Proxy Statement accompanying this letter. I look forward to meeting each of you who are able to attend and to sharing with you highlights of last year and matters of current and future interest to ACPI.

     It is important that your shares are represented and voted at the meeting. Accordingly, we respectfully request that you sign, date and mail your proxy in the enclosed envelope as soon as possible, whether or not you are planning to attend the meeting. Prompt return of proxies can reduce the cost to ACPI of follow-up solicitation.

     On behalf of the Board of Directors and the employees of ACPI, thank you for your continued support and interest in ACPI.

                                            Sincerely,

                                            STEPHAN W. COLE
                                            President

                        AMERICAN CONSUMER PRODUCTS, INC.

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 1995

To the Stockholders of
AMERICAN CONSUMER PRODUCTS, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Consumer Products, Inc. (the "Company") will be held at the Cleveland Marriott East, 3663 Park East Drive (I-271 at Chagrin Blvd.), Beachwood, Ohio 44122 at 9:00 a.m., on Thursday, May 4, 1995, for the following purposes:

     (1) To fix the number at and elect five directors of the Company;

     (2) To approve grants of stock options to the Directors of the Company;

     (3) To ratify the appointment of Arthur Andersen LLP as independent auditors; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 24, 1995 will be entitled to notice of and to vote at such annual meeting or any adjournment thereof.

     The Proxy Statement accompanies this Notice.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            RICHARD F. BERN
                                            Secretary
Solon, Ohio
April 4, 1995

      YOUR VOTE IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY IN THE ENCLOSED, ADDRESSED, POSTAGE-PAID ENVELOPE.

                        AMERICAN CONSUMER PRODUCTS, INC.
        31100 SOLON ROAD                SOLON, OHIO 44139

                                PROXY STATEMENT

                           THE PROXY AND SOLICITATION

     This Proxy Statement is being mailed on April 4, 1995 to the stockholders of American Consumer Products, Inc. (the "Company" or "ACPI") in connection with the solicitation by the Board of Directors of the Company of the enclosed form of proxy for the 1995 Annual Meeting of the Stockholders to be held on May 4, 1995, at 9:00 a.m., at the Cleveland Marriott East, 3663 Park East Drive (I-271 at Chagrin Blvd.), Beachwood, Ohio 44122 and any adjournment thereof.

                                 VOTING RIGHTS

     A form of proxy is enclosed for use at the meeting. It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them (a) FOR fixing at five the number of directors to be elected and the election of the nominees named below to serve as Directors for a term expiring at the Annual Meeting of Stockholders of the Company in 1996 or until their successors are duly elected and qualified, (b) FOR approval of the grants of stock options to the Directors of the Company and
(c) FOR the proposal to ratify Arthur Andersen LLP as independent auditors for the fiscal year ending December 30, 1995.

     The Company knows of no other matters to be brought before the meeting, but if any other business shall properly come before the meeting, the persons named in the proxy intend to vote the same in accordance with their best judgment. You may revoke your proxy by a later proxy, by giving notice to the Company, or in open meeting, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, and proposals are adopted or approved by the affirmative vote of the majority of shares present in person or represented by proxy. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a director nominee.

                            SHARES VOTING AT MEETING

     The close of business on March 24, 1995 has been selected as the record date for the determination of stockholders entitled to vote at the annual meeting or any adjournment thereof (the "Record Date"). On such date, there were outstanding and entitled to vote at the meeting 2,471,179 shares of Common Stock, which is presently the only class of stock of the Company outstanding. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. The five candidates for director receiving the greatest number of votes shall be elected.

                             THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the fiscal year ended December 31, 1994, the Board of Directors met six times and took various actions by unanimous written consent. Each Director attended or participated by telephone in at least 75% of the meetings of the Board of Directors and of any committee of the Board of Directors on which he served during the last fiscal year.

     The Board of Directors has assigned certain responsibilities to committees of its members. The Compensation Committee, established by the Board of Directors in 1986, is composed of Malvin E. Bank, Jeffrey A. Cole and Stephan W. Cole. The Compensation Committee took various actions without a meeting but did not meet during 1994. The Compensation Committee is responsible for setting executive compensation and granting stock options and restricted stock awards under the Company's option and restricted stock plans.

     The Audit Committee, established by the Board of Directors in 1987, is composed of Malvin E. Bank, Frank W. Hulse and Jeffrey A. Cole. The Audit Committee is responsible for recommending the appointment of auditors and reviewing the scope of external and internal auditing procedures. The Audit Committee met two times during 1994.

ELECTION OF DIRECTOR NOMINEES AND BIOGRAPHICAL INFORMATION

     The proxies will be voted to fix at five the number of directors to be elected and to elect five directors to serve for a term expiring at the Annual Meeting of Stockholders of the Company in 1996 or until their respective successors are elected and qualified. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, proxies will be voted in favor of such other person or persons in lieu thereof as the proxy holders in their discretion shall determine. All nominees are current members of the Board of Directors.

     The names of the nominees for election as directors at the 1995 Annual Meeting of Stockholders, a description of the business experience of each nominee, the number of shares of Common Stock beneficially owned by them on March 24, 1995 and the percentage of ownership represented by such shares of Common Stock are set forth in the following table. The relevant information shown therein concerning the directors was obtained partly from the Company's records and partly from the nominees.

                                                                                 BENEFICIALLY OWNED
                                                                                 ON MARCH 24, 1995
                           PRINCIPAL OCCUPATION DURING            FIRST        ----------------------
                               PAST FIVE YEARS AND              BECAME A       NUMBER OF     PERCENT
   NAME AND AGE           CURRENT PUBLIC DIRECTORSHIPS         DIRECTOR IN      SHARES       OF CLASS
- - ------------------    -------------------------------------    -----------     ---------     --------
Stephan W. Cole       President and Treasurer of the               1982         613,046(1)(3)   24.81%
  Age 47              Company since 1982; Stephan W. Cole
                      is Jeffrey A. Cole's brother
Richard F. Bern       Executive Vice President of the              1982         282,500(2)(3)   11.33%
  Age 47              Company since 1982; Secretary of the
                      Company since July 1988

                                                                                 BENEFICIALLY OWNED
                                                                                 ON MARCH 24, 1995
                           PRINCIPAL OCCUPATION DURING            FIRST        ----------------------
                               PAST FIVE YEARS AND              BECAME A       NUMBER OF     PERCENT
   NAME AND AGE           CURRENT PUBLIC DIRECTORSHIPS         DIRECTOR IN      SHARES       OF CLASS
- - ------------------    -------------------------------------    -----------     ---------     --------
Jeffrey A. Cole       Chairman and Chief Executive Officer         1984         420,250(3)(4)   17.01%
  Age 53              of Cole National Corporation, a
                      leading national specialty service
                      retailer (since 1992); President and
                      Chief Executive Officer of Cole
                      National Corporation (from 1984 to
                      1992); Director of Cole National
                      Corporation, Victoria Financial
                      Corporation and Hartmarx Corporation;
                      Jeffrey A. Cole is Stephan W. Cole's
                      brother
Malvin E. Bank        Partner in the law firm of Thompson,         1986           5,950(2)       (5)
  Age 64              Hine and Flory, Cleveland, Ohio (for
                      more than five years); Director of
                      Oglebay Norton Company
Frank W. Hulse        Founder and a Director (since 1983)          1986           5,500(2)       (5)
  Age 47              of River Capital, an Atlanta-based
                      venture capital partnership; Chairman
                      of the Board and President of
                      American Beechcraft, Inc., an
                      aircraft sales and service company
                      (since December 1991)

- - ---------------

(1) Includes 83,343 shares held in trust for the benefit of Stephan W. Cole's children. Mr. Cole disclaims beneficial ownership of such shares.

(2) Includes 21,250, 3,000 and 3,000 shares of Common Stock subject to options exercisable at March 24, 1995, or within 60 days thereafter, held by Messrs. Bern, Bank and Hulse, respectively.

(3) Under the Securities and Exchange Commission rules regarding the reporting of beneficial ownership of shares, the amounts and percentages reported for each of Stephan W. Cole, Richard F. Bern and Jeffrey A. Cole include 47,500 shares owned by 31100 Solon Road, Inc., a corporation owned equally by Stephan W. Cole, Richard F. Bern and Stephan W. Cole as custodian for Joseph
    E. Cole II, the son of Jeffrey A. Cole, under the Ohio Transfers to Minors Act. After eliminating the effects of triple counting those shares, the number and percentage of shares of the Company's Common Stock owned by Stephan W. Cole, Richard F. Bern and Jeffrey A. Cole would be 581,380 (23.53%), 250,833 (10.06%) and 388,583 (15.72%), respectively (for an aggregate of 49.31%). If the 47,500 shares owned by 31100 Solon Road, Inc. were allocated in proportion to the ownership of that corporation, each of Stephan W. Cole, Richard F. Bern and Stephan W. Cole as custodian for
    Joseph E. Cole II would beneficially own one-third of the 47,500 shares, or 15,833 1/3 each. Jeffrey A. Cole disclaims beneficial ownership of the 47,500 shares owned by 31100 Solon Road, Inc.

(4) Includes 8,000 shares owned by Jeffrey A. Cole's son, Joseph E. Cole II. Mr. Cole disclaims beneficial ownership of such shares.

(5) Less than 1% of the shares of Common Stock outstanding.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information at March 24, 1995 with respect to the beneficial ownership of the Company's Common Stock by all persons known by the Company to own, individually or as a group, more than 5% of the Company's outstanding Common Stock, by the executive officers named in the Summary Compensation Table and by all executive officers and directors as a group.

             NAME AND ADDRESS OF               BENEFICIALLY            PERCENT
              BENEFICIAL OWNER                    OWNED                OF CLASS
- - -------------------------------------------    ---------------         --------
Stephan W. Cole                                  613,046(1)(3)         24.81%
  31100 Solon Road
  Solon, Ohio 44139
Jeffrey A. Cole                                  420,250(2)(3)         17.01%
  5915 Landerbrook Drive
  Lyndhurst, Ohio 44124
Richard F. Bern                                  282,500(3)(4)         11.33%
  31100 Solon Road
  Solon, Ohio 44139
Wilen Management Corp.                           230,900(5)             9.34%
  2360 West Joppa Road,
  Suite 226
  Lutherville, Maryland 21093
FMR Corp.                                        206,000(6)             8.34%
  82 Devonshire Street
  Boston, Massachusetts 02109
Irving B. Harris                                 191,850(7)             7.76%
  c/o William Harris Investors, Inc.
  Two North LaSalle Street
  Suite 505
  Chicago, Illinois 60602
Dimensional Fund Advisors                        134,700(8)             5.45%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
All Officers and Directors                     1,329,246(1)(2)(3)      53.18%
  as a Group (six)                                      (4)(9)

- - ---------------

(1) Includes 83,343 shares of Common Stock held in trust for the benefit of Stephan W. Cole's children. Mr. Cole disclaims beneficial ownership of such shares.

(2) Includes 8,000 shares owned by Jeffrey A. Cole's son, Joseph E. Cole II. Mr. Cole disclaims beneficial ownership of such shares.

(3) Under the Securities and Exchange Commission rules regarding the reporting of beneficial ownership of shares, the amounts and percentages reported for each of Stephan W. Cole, Richard F. Bern and Jeffrey A. Cole include 47,500 shares owned by 31100 Solon Road, Inc., a corporation owned equally by Stephan W. Cole, Richard F. Bern and Stephan W. Cole as custodian for Joseph
    E. Cole II, the son of Jeffrey A. Cole, under the Ohio Transfers to Minors Act. After eliminating the effects of triple counting those shares, the number and percentage of the Company's Common Stock owned by Stephan W. Cole, Richard F. Bern, Jeffrey A. Cole and all officers and directors as a group would be 581,380 (23.53%), 250,833 (10.06%), 388,583 (15.72%) and
    1,234,246 (49.38%), respectively. If the 47,500 shares owned by

                                        4

    31100 Solon Road, Inc. were allocated in proportion to the ownership of that corporation, each of Stephan W. Cole, Richard F. Bern and Stephan W. Cole as custodian for Joseph E. Cole II would beneficially own one-third of the 47,500 shares or 15,833 1/3 each. Jeffrey A. Cole disclaims beneficial ownership of the 47,500 shares owned by 31100 Solon Road, Inc.

(4) Includes 21,250 shares of Common Stock represented by options exercisable at March 24, 1995, or within 60 days thereafter, held by Mr. Bern.

(5) As of January 19, 1995, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(6) As of February 14, 1995, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission. In its capacity as investment advisor to Fidelity Low-Priced Stock Fund (the "Fund"), Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp. FMR Corp., through its control of Fidelity, the Fund, and Edward C. Johnson 3d, Chairman of FMR Corp., each have sole power to dispose of these shares.

(7) As of December 19, 1994, based upon information contained in a Schedule 13D filing with the Securities and Exchange Commission. Mr. Harris, the Harris Foundation, the Irving Harris Foundation and the William Harris & Co. Employee Profit Sharing Trust, whose plan sponsor is William Harris & Co., report shared power to dispose of these shares.

(8) As of January 30, 1995, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 134,700 shares of American Consumer Products, Inc. Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(9) Includes 28,250 shares of Common Stock subject to options which are exercisable at March 24, 1995, or within 60 days thereafter, including 27,250 shares of Common Stock subject to options held by Mr. Bank (3,000 shares), Mr. Hulse (3,000 shares) and Mr. Bern (21,250 shares).


                       COMPENSATION COMMITTEE INTERLOCKS
             AND INSIDER PARTICIPATION; CERTAIN OTHER RELATIONSHIPS

     The Compensation Committee is composed of Stephan W. Cole, President and Treasurer of the Company, Jeffrey A. Cole and Malvin E. Bank. The following is a discussion of certain relationships among the members of the Compensation Committee and the Company, as well as certain relationships between Richard F. Bern and the Company.

     The Company sells key blanks to Things Remembered, Inc. ("Things Remembered"), a subsidiary of Cole National Corporation, a national specialty service retailer under a contract expiring on January 31, 1998. Jeffrey A. Cole is the Chairman and Chief Executive Officer of Cole National Corporation. In fiscal 1994, total purchases by Things Remembered from ACPI were approximately $1,267,000; this amount is not considered material to any of the entities, representing less than 2% of the gross revenues of each entity.

     The Company, since 1988, has leased the building located at 31100 Solon Road, Solon, Ohio which houses the corporate headquarters and certain of the Company's manufacturing and distribution facilities. The lessor of the property is 31100 Solon Road, Inc., a corporation owned equally by Stephan W. Cole, Richard F. Bern and Stephan W. Cole as custodian for Joseph E. Cole II, the son of Jeffrey A. Cole, under the Ohio Transfers to Minors Act ("31100 Solon Road"). The lease, as currently in effect, provides for an initial term of eight years and three renewal option periods of five years each. The fixed rental under the lease was at a rate of $525,000 per annum, through February 1994, and thereafter at a rate of $575,000 per annum, including the option periods. Real estate taxes and various other charges are the responsibility of the Company. At the time of its inception in 1988 and upon its amendment in 1989, the Board of Directors unanimously determined that the terms of the lease, and in 1989, the terms of the amendment, were fair and in the best interests of the Company and were at least as favorable to the Company as those which could be negotiated with an unaffiliated lessor.

     Boss Manufacturing Company ("Boss"), a wholly owned subsidiary of the Company, sold in 1989 a warehouse and distribution facility located in Springfield, Illinois to CRS Limited Partnership ("CRS") for $1,100,000 and entered into a lease with CRS for the use of that facility. 31100 Solon Road is a limited partner in CRS, having a 65% interest in the partnership's profits and losses. The lease has an initial term of 10 years, with three five-year renewal options in favor of Boss. The fixed rental for the first five years of the initial term was $152,000 per annum, and for the last five years of the initial term is $159,500 per annum. The fixed rental during the first renewal period will be $167,000 per annum in the event Boss elects to exercise its first renewal option, with the fixed rent adjusting in subsequent renewal periods to reflect increases in the debt service of the lessor. Real estate taxes and various other charges are the responsibility of Boss. The Company has guaranteed Boss' obligations under the lease with CRS. The Board of Directors unanimously determined that the sale-leaseback arrangement is fair and in the best interest of the Company and is at least as favorable to the Company as that which could be negotiated with an unaffiliated party.

     Malvin E. Bank is a partner of the law firm of Thompson, Hine and Flory, Cleveland, Ohio, which provided legal services to the Company in 1994 and continues to provide such services in 1995.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's compensation policy is designed to attract and retain those executive officers who are able to make significant contributions to both the long-term and short-term success of the Company. An executive officer's annual compensation package, including that of the chief executive officer, is composed of an annual salary and, at the discretion of the Compensation Committee, an annual bonus. If an executive officer, including the chief executive officer, demonstrates an ability to enhance the profitability of the Company and stockholder value, for instance by recognizing and capitalizing on cost saving and market opportunities resulting in improved operating efficiencies and increased revenues, contributing to the Company's technological advancement, or developing improved customer, supplier and employee relations, the Compensation Committee believes that officer should be rewarded for his or her efforts.

     In setting the executive officers' compensation levels, including that of the chief executive officer, the Compensation Committee considers a variety of factors, including the salaries of personnel performing similar functions for comparable companies, the Company's financial performance during the past year and its prospects for the coming years, the effect of economic conditions on the Company's performance and the officer's individual contribution to the Company's performance during the past year and its prospects for the coming years. In considering the Company's financial performance during the past year, the Compensation Committee compares the Company's actual financial results (monthly, quarterly and annually) with expected results given general economic conditions and events outside the ordinary course of business, i.e. a bankruptcy filing by a customer, if any, that may have affected the historical results. In considering prospects for the coming years, the Compensation Committee attempts to assess the extent to which an officer's contributions may be expected to improve future financial performance of the Company. The comparable companies considered by the Compensation Committee in setting annual salaries are not necessarily the same group of companies included in the CRSP Total Return Index for The NASDAQ Stock Market (U.S. Companies) or the peer group index used in the graph, appearing below under the heading "Comparison of Five-Year Cumulative Return," showing the five-year cumulative total stockholder return. These indices do not necessarily include companies competing in the same businesses as does the Company, nor do they necessarily include companies that the Compensation Committee believes would compete for the talent and executive skills that the Company desires to retain. Consequently, for purposes of annual salary determinations, the Compensation Committee focuses on companies that are generally competing in the same businesses and for the same executive talent as does the Company.

     In addition to the salary increases reflected in the Summary Compensation Table on page 8, the executives of the Company, including the chief executive officer, were awarded bonuses for their efforts in the fiscal year ended December 31, 1994. In determining these bonuses, the Compensation Committee considered the development of a new key machine and the efforts expended to continue the Company's systems development. These projects are vital to the continued success of the Company and the enhancement of stockholder value. Additionally, the Compensation Committee considered the improved operating results over 1993. The bonuses awarded to the chief executive officer and the other most highly paid executive officer whose total annual salary and bonus for the fiscal year ended December 31, 1994 exceeded $100,000 are included in the Summary Compensation Table.

     The Revenue Reconciliation Act of 1993 precludes a publicly held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to the executive officers of the Company. While these regulations would not have an impact on the deductibility of compensation paid by the Company, based on the Company's historical compensation levels, the Compensation Committee intends to adopt, as necessary, a policy with respect to compensation paid to its executive officers for deductibility under these Federal income tax regulations.

                            THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                 Malvin E. Bank
                                 Jeffrey A. Cole
                                 Stephan W. Cole

     The following table sets forth individual compensation information for the fiscal year ended December 31, 1994, for Stephan W. Cole, President of the Company, and the other most highly paid executive officer whose total annual salary and bonus for the fiscal year ended December 31, 1994, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                         LONG TERM
                                                         COMPENSATION
                                                           AWARDS
                                                         ----------
                           ANNUAL COMPENSATION           SECURITIES
     NAME AND         ------------------------------     UNDERLYING      ALL OTHER
PRINCIPAL POSITION    YEAR     SALARY($)     BONUS($)     OPTIONS       COMPENSATION
- - ------------------    -----    ---------     -------     ----------     ------------
Stephan W. Cole        1994    $267,692      $20,000          -0 -        $ 13,974(1)
  President            1993    $256,000         -0 -          -0 -        $  9,055
                       1992    $247,115      $25,000          -0 -        $  8,749
Richard F. Bern        1994    $250,962      $18,000          -0 -        $ 49,378(2)
  Executive Vice       1993    $240,000         -0 -          -0 -        $ 39,633
  President            1992    $231,538      $22,000        21,250        $ 42,825

- - ---------------

(1) Includes the Company's contributions for the named executive under the Company's 401(k) Profit Sharing Retirement Plan ($6,692) and health and medical expense benefits in excess of those provided to employees generally ($7,282).

(2) Includes the Company's contributions for the named executive under the Company's 401(k) Profit Sharing Retirement Plan ($6,274), health and medical benefits in excess of those provided to employees generally ($9,728), premiums paid by the Company in respect of a non-cancelable guaranteed long-term disability program provided to Mr. Bern, which is in addition to the long-term disability benefits generally provided to employees ($5,840) and reimbursement of interest expenses payable by the named executive to a third party ($27,536).


     There were no individual grants of stock options awarded under the Company's Amended and Restated Stock Option Plan or awards of restricted stock made under the Company's Amended and Restated Restricted Stock Plan during the fiscal year ended December 31, 1994, to any of the executive officers named in the Summary Compensation Table. The restrictions on restricted stock awarded to Mr. Bern in prior years lapsed during the fiscal year ended December 25, 1993. On October 27, 1994, the Board of Directors granted, subject to stockholder approval, options to purchase Company Common Stock to each of the Directors of the Company, including Messrs. S. Cole and Bern. See the discussion below under the heading "PROPOSAL TO APPROVE GRANTS OF STOCK OPTIONS TO DIRECTORS".

     The following table sets forth information regarding options held by each of the executive officers named in the Summary Compensation Table as of December 31, 1994. There were no stock options exercised by any of these executive officers during the fiscal year ended December 31, 1994.

                         FISCAL YEAR END OPTION VALUES

                                                                                VALUE OF UNEXERCISED
                                             NUMBER OF UNEXERCISED              IN-THE-MONEY OPTIONS
                                              OPTIONS AT FY-END(#)                 AT FY-END ($)
                                          ----------------------------      ----------------------------
                NAME                      EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
- - -------------------------------------     -----------    -------------      ------------   -------------
Richard F. Bern......................        21,250            -0 -           None(1)         $  -0 -

- - ---------------

(1) As of December 31, 1994, the exercise price of Mr. Bern's exercisable options ($3.40) was higher than the market value of the Company's Common Stock ($2.50) on that date.

DIRECTOR COMPENSATION

     The Company pays Directors who do not otherwise receive compensation from the Company at a rate of $5,000 per annum. At the 1990 Annual Meeting, the stockholders approved a grant of options to acquire 3,000 shares of Common Stock of the Company to each of Messrs. Bank and Hulse at an exercise price of $7.50 per share. The original exercise price per share of Common Stock for the options granted to Messrs. Bank and Hulse was determined by calculating the mean between the high and low sales price of a share of Common Stock of the Company as of the date of the grant. See the discussion below under the heading "PROPOSAL TO APPROVE GRANTS OF STOCK OPTIONS TO DIRECTORS" regarding additional option grants to each of the Directors for which stockholder approval is being sought at the Annual Meeting.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     The following graph shows a five-year comparison of cumulative total stockholder return, assuming dividend reinvestment, for the Company, the CRSP Total Return Index for The NASDAQ Stock Market (U.S. Companies) and a peer group index consisting of Waxman Industries, Inc., Selfix, Inc., Elco Industries, Inc., Moore Handley, Inc. and Triangle Corp. The graph also assumes that the value of a share of the Company's Common Stock and each index was $100 as of the end of 1989 and that the returns of each member of the peer group have been weighted according to their stock market capitalization as of the beginning of each period for which a return is indicated.

                               PERFORMANCE GRAPH

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)        NASDAQ          PEER GROUP        ACPI
                                               DOLLARS
1989                             100.00           100.00          100.00
1990                              84.92            54.29           42.86
1991                             136.28            72.62           46.43
1992                             158.58            61.55           71.43
1993                             180.93            84.41           51.79
1994                             176.92            69.68           35.72

            PROPOSAL TO APPROVE GRANTS OF STOCK OPTIONS TO DIRECTORS

     Subject to stockholder approval, on October 27, 1994, the Board of Directors granted options (the "Options") to the Directors to acquire Common Stock of the Company. The Options were granted to the Directors in recognition of their service to the Company, particularly during the Company's consideration in 1993 and early 1994 of a possible combination with Curtis Industries, Inc. Additionally, the Options are intended to provide the Directors with increased incentives to promote the success of the Company by affording them an opportunity to purchase additional shares of Common Stock of the Company and to increase their financial stake in the Company's continued success.

     The number of shares of Common Stock subject to each Option grant are as follows: Richard F. Bern, 50,000 shares; Stephan W. Cole, 30,000 shares; Jeffrey
A. Cole, 25,000 shares; Malvin E. Bank, 7,500; and Frank W. Hulse, 7,500. Messrs. S. Cole and Bern are officers and employees of the Company, although they are not eligible to participate in the Company's Amended and Restated Stock Option Plan. Messrs. J. Cole, Bank and Hulse are neither officers nor employees of the Company.

     In the event the stockholders do not approve the Options, each of the Option grants will be canceled.

     Each of the Options has a term of five years (from the date of grant) and is exercisable immediately. The exercise price is $2.4375 per share which was the mean between the high and low sales price of a share of Common Stock on October 27, 1994. The Options were granted outside of the Company's Amended and Restated Stock Option Plan. Directors of the Company are not eligible to participate in the Stock Option Plan. For Federal income tax purposes, the optionees will not recognize income at the time of grant. At the time of exercise, however, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. The Company is entitled to a deduction corresponding in time and amount to the amount includable as income to the optionee in connection with the exercise.

     The grant of the Options will not be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Consequently the acquisition of the Options, which will be deemed to have occurred on the date of stockholder approval, will be matched against sales, if any, by the individual Directors of Company Common Stock occurring within the six-month period preceding and following the date of stockholder approval. To the extent that any such sales may be matched with the acquisition of the Options, profit (as determined under Section 16), if any, attributable to the transaction may be subject to recapture by the Company. Based on information available or provided to the Company, none of the Directors have effected any sales of Company Common Stock which would be matched against the acquisition of the Options.

     The vote required to approve the grant of Options is the affirmative vote of the holders of a majority of the shares of Common Stock present (in person or by proxy), including abstentions, at the meeting. The Board of Directors recommends a vote "FOR" the approval of the Options.

                        APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors of the Company, acting upon the recommendation of its Audit Committee, has appointed Arthur Andersen LLP, independent auditors, to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 30, 1995. Arthur Andersen LLP has conducted the annual audit of the Company's financial statements since 1983. Although stockholder ratification of this appointment is not required by law or binding on the Board, the Board believes that stockholders should be given this opportunity to express their views. If the stockholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent auditors, the Board will consider this vote in determining whether or not to continue the engagement of Arthur Andersen LLP. The Board of Directors recommends ratification of the appointment of Arthur Andersen LLP. The vote required to ratify the appointment is the affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting (in person or by proxy).

     A representative of Arthur Andersen LLP will be present at the annual meeting and will be available to respond to appropriate questions and to make a statement if he desires to do so.

                     COST AND METHOD OF PROXY SOLICITATION

     The cost of solicitation of the proxies will be paid by the Company. Arrangements may be made with brokers and other nominees to send proxy materials to their principals, and the Company may reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may request the return of proxies by telephone, telegram or in person.

                             STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for inclusion in the Company's proxy materials for its 1996 annual meeting must do so by December 7, 1995.

     The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1994 (including the financial statements and schedule thereto), is enclosed with this Proxy Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            RICHARD F. BERN
                                            Secretary

Solon, Ohio
April 4, 1995

                             AMERICAN CONSUMER PRODUCTS, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 4, 1995

              The undersigned, having received the Notice of Meeting and Proxy Statement dated April 4, 1995, hereby appoints Joel M. Falck, Cynthia
     P    L. Burmeister and Elizabeth Warswick, and each of them, proxies of the
     R    undersigned with full power of substitution and revocation to attend
     O    the annual meeting of the stockholders of the Company to be held at
     X    the Cleveland Marriott East, 3663 Park East Drive (I-271 at Chagrin
     Y Blvd.), Beachwood, Ohio on May 4, 1995 at 9:00 A.M., and any adjournment thereof, and thereat to vote all the shares of stock of the undersigned in the Company which the undersigned would be entitled to vote if personally present:

               (1) To fix the number at and elect five (5) Directors for the
                   Company. The nominees of the Board of Directors are:

                   Stephan W. Cole, Richard F. Bern, Jeffrey A. Cole, Malvin E.
                                      Bank and Frank W. Hulse

               (INSTRUCTION: To withhold authority to vote for one or more of the nominees, write the name of each nominee with respect to whom you wish to withhold authority to vote on the space provided below.)

               -----------------------------------------------------------------

               (2) To approve grants of stock options to the Directors of the
                   Company.
                           / / FOR            / / AGAINST            / / ABSTAIN

               (3) To ratify the appointment of Arthur Andersen LLP as
                   independent auditors for the Company for the 1995 fiscal year.

                           / / FOR            / / AGAINST            / / ABSTAIN

               (4) In their discretion on any other matters which may properly come before the meeting; hereby ratifying and confirming all that said proxies may lawfully do or cause to be done by virtue hereof, and hereby revoking any proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE FIVE NOMINEES NAMED ABOVE AND IN FAVOR OF THE PROPOSALS LISTED ABOVE AS ITEMS 2 AND 3.
                                (Continued, and to be signed, on the other side)

          (Continued from other side)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                                                        Witness my hand this
                                                            day of        , 1995

                                                        ------------------------

                                                        ------------------------
                                                               Signature

                                                        NOTE: Please date, sign
                                                        exactly as name or names
                                                        appear hereon and return
                                                        to National City Bank,
                                                        as agent for Company, in
                                                        the enclosed envelope
                                                        which requires no
                                                        postage. When signing as
                                                        Attorney, Executor,
                                                        Trustee, Guardian or
                                                        Officer of a
                                                        corporation, please give
                                                        title as such.
                                                        For joint accounts, each
                                                        joint owner should sign.
          PLEASE VOTE, SIGN AND DATE THE PROXY CARD AND
          RETURN SAME IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.
                                   Proxy Card